SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2006 (October 2, 2006)

Date of Report (Date of earliest event reported)

REGENERX BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15070	52-1253406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 630, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-1992

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of October 2, 2006, RegeneRx Biopharmaceuticals, Inc. (the “Company”) hired a new contract research organization (“CRO”) to manage the Company’s two double-blind, placebo-controlled, phase 2 clinical trials in the U.S. The purpose of this change is to increase the speed of patient enrollment, in particular, in the chronic pressure ulcer trial. Enrollment has been slower than originally anticipated in both trials and the Company believes the new CRO will be able to meet the Company’s revised expectations. The Company has authorized the CRO to increase the number of participating investigational sites and believes full enrollment should occur during the second quarter, rather than the first quarter, of 2007.

Contract Research Organizations are companies whose business is to manage, under contract, clinical trials for pharmaceutical companies, ranging from big pharma to the smallest biotechnology firms. CRO’s may also perform basic research activities, toxicology and pharmacology work, and other enabling studies on behalf of their clients.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/ J.J. Finkelstein
J.J. Finkelstein
President and Chief Executive Officer

Date: October 3, 2006